Eve Air Mobility Fourth Quarter and FY2024 Results

Year in Review Eve Air Mobility accomplished several milestones on our journey to shape the global Urban Air Mobility (UAM) ecosystem in 2024. With the selection of all flight-critical component suppliers for our eVTOL, we completed the assembly of our first full-scale prototype in mid-2024, thus hitting one of the most critical milestones in the development of our aircraft. Simplicity is the DNA of our eVTOL with a Lift+Cruise configuration, eight dedicated propellers for vertical take-off and landing – that do not change position during flight, and fixed wings for cruise flight. Our design also includes a dual electric-motor pusher for horizontal propulsion redundancy with performance and safety in mind. We believe fewer and simpler parts will help reduce maintenance and operating costs, while also increasing dispatchability to operators. Our team engaged multiple component suppliers for the final development of each part after a thorough and collaborative Joint-Definition Phase (JDP). This is a comprehensive process to ensure that all the system interfaces are fully defined, and that different components will operate seamlessly with each other. This is critical to align and guarantee that the hardware and software interfaces of the multiple components work flawlessly amongst each other and within the specifications of our eVTOL design and performance characteristics. We are conducting ground tests on our prototype and expect to initiate the flight tests by mid-year 2025. We have recently turned Eve’s pusher motors on for the first time to assess proper installation, as well as performance characteristics, such as thrust, sound emission, vibration, energy consumption and others. We have tested the dedicated radio link between the prototype and the Remote Pilot Station (RPS) to ensure no signal latency for proper aircraft control during the test campaign. We continue to be highly engaged with aviation authorities to advance in the certification processes of our aircraft. In Brazil, ANAC (National Civil Aviation Agency) published the final version of the airworthiness criteria for Eve's eVTOL. This is a significant milestone in the certification process of our aircraft and a critical stage of the type certification process. In parallel, the FAA (Federal Aviation Authority) issued the Special Federal Aviation Regulation (SFAR) that details the final rules for Advanced Air Mobility (AAM) and covers eVTOL. In general, the SFAR simplifies pilot training process and allows single control eVTOLs and is supportive of our design. Our team continues to test our eVTOL design and refine computer models in wind tunnels in the Netherlands. The latest tests were performed with powered rotors to calibrate the wing and rotors’ interface models and improve aerodynamics. These validate the multiple Computer Fluid Dynamic (CFD) test we have performed since the early stages of our design and improve performance of the cruise and transition phases of the flight. Eve’s strengths have resulted in the largest and most diversified backlog (by number of customers and regions) in the industry today. In total, we have non-binding LOIs (Letters of Intent) for approximately 2.8K aircraft, from 28 different customers in 9 countries and different markets. This, combined with the Services & Support Solutions (TechCare) contracts, offers strong long-term revenue visibility and will help Eve to smooth cash-flow consumption in the years to come as we start to convert the existing LOIs into firm orders and collect pre-delivery payments (PDP). Eve continues to advance Vector, a unique Urban Air Traffic Management (Urban ATM) software, to optimize and scale UAM operations worldwide safely and has secured 21 customers for the software. In November of 2024, Eve conducted a successful simulation in São Paulo – with our partner Revo, to further test the applications of our solution. Importantly, last year we met all milestones we had laid out to the market, including the conclusion of our first prototype, and the initial stages of the ground tests. We have also defined with ANAC the Basis of Certification and defined the configuration of our eVTOL factory and secured the funding with the BNDES. Lastly, we consumed $141 million of cash, close to the low end of the $130 to $170 million we had guided for 2024. Lastly, Eve raised a total of $270 million last year – via an equity Private Placement and new credit lines and loans. With total liquidity of approximately $430 million currently, focus on cost control and efficiencies with Embraer, we feel comfortable that our financial position is sufficient to fund our Research & Development (R&D) and operations through 2026. We believe Eve has the right partners, experience, and development team to support the foundation for success in the design, certification, assembly and support of eVTOLs and the UAM market in the years ahead. Johann Bordais CEO

Financial Highlights Eve Air Mobility is an aerospace company dedicated to the development of an eVTOL (electric Vertical Takeoff and Landing) aircraft and the Urban Air Mobility (UAM) ecosystem that includes aircraft development, Services & Support solutions - TechCare and Vector, an Urban Air Traffic Management (Urban ATM) system. Eve is pre-revenue; we do not expect meaningful revenues, if any, during the development phase of our aircraft, and we expect financial results to be mostly related to costs associated with the program’s development during this period. Fourth Quarter 2024 Eve reported a net loss of $40.7 million in 4Q24 versus $39.3 million in 4Q23, which included a non-recurring $1.1 million gain related to the forfeiture of Restricted Stock Units (RSUs) with the resignation of a former CEO, so recurring net loss in 4Q23 was $40.4 million. The net loss in 4Q24 was mostly driven by Research & Development (R&D) expenses, which are costs and activities necessary to advance in the development of our suite of products and solutions for UAM, including the Master Service Agreement (MSA) with Embraer. R&D expenses were $33.7 million in 4Q24, relatively flat vs. $33.6 million in 4Q23. It was in 4Q23 that our R&D efforts began to intensify with advancements in the development of our eVTOL – which included the purchase of parts and the early stages of the assembly of our first full-scale prototype. Moreover, R&D also demanded an increased engineering engagement with Embraer, additional program development activities and testing infrastructure. Our R&D costs are primarily driven by the Master Service Agreement with Embraer that performs several developmental activities for Eve. When excluding the non-recurring, non-cash gain mentioned above, SG&A remained relatively flat at $6.2 million in 4Q24 (vs. recurring SG&A of $6.4 million in 4Q23). The number of direct employees at Eve has also remained stable vs 4Q23, at approximately 180. Still, payroll-related costs decreased by 16% yoy, reflecting mostly the depreciation of the Brazilian Real during the period. The lower US$-equivalent payroll costs were offset by higher outsourced services and pre-operating expenses related to our first production site located in Taubaté, Brazil. Eve’s total cash consumption in 4Q24 was $39.9 million, versus $24.5 million in 4Q23. R&D costs associated with Eve’s aircraft development and suppliers’ payments, as well as SG&A expenses, were the main contributors to the cash consumption during the quarter. Full Year 2024 Net loss in 2024 was $138.2 million, vs. $127.7 million the year before. R&D expenses reached $129.8 million in 2024 – versus $105.6 million 2023, while recurring SG&A expenses increased from $24.2 million in 2023 to $26.5 million in 2024. Like the quarterly numbers, these higher accumulated costs and expenses are primarily driven by increased developmental activities necessary to progress the eVTOL design. Including personnel contracted through the MSA with Embraer and its subsidiaries, as of 4Q24 Eve employed approximately 900 full-time collaborators, versus roughly 700 at the end of 2023. In 2024, cash consumption (cash used in operating activities + capital expenditures) was $141.2 million and $94.7 million in 2023 – this is close to the low-end of the $130 to $170 million range we had expected to consume in the program throughout the year, thanks to our focus on cost control, the depreciation of the Brazilian Real (as some expenses are incurred locally, but recognized in US$) and continued synergies with Embraer. At the end of 2024, Eve’s cash, cash equivalents, financial investments and related partly loan receivable totaled $303.4 million – vs. $241.1 million at the end 2023 and $279.8 million in the previous quarter. The increase in our cash position, despite the cash deployed in our program, reflects a new loan raised during 4Q24 with a private bank as well as the Jul.’24 $95.6 million Private Placement. Eve has drawn the equivalent of US$83.6 million of total funds made available by the BNDES thus far and still has another $125.2 million for future withdrawals. With that, Eve’s total liquidity position at the end of 2024 was $428.6 million. We believe the credit lines offer attractive terms and conditions that are aligned with Eve’s early-stage development, with long-term maturity and amortization grace period, which we expect will support Eve as it continues to advance its eVTOL program. We expect to continue drawing from these facilities as our development program advances, to optimize our cash position and capital structure.

Key Financial Indicators

USD millions	4Q24	4Q23	FY24	FY23
INCOME STATEMENT				
Research & Development (R&D)	(33.7)	(33.6)	(129.8)	(105.6)
Selling, General & Administrative (SG&A)	(6.2)	(5.3)	(26.5)	(23.1)
Change in fair value of derivative liabilities	(5.4)	(0.6)	7.0	(10.4)
Interest Income / Other Non-Operating Expenses, net	3.7	2.0	11.7	14.9
Net Earnings / (Loss)	(40.7)	(39.3)	(138.2)	(127.7)
CASH FLOW				
Net Cash Used in Operating Activities	(38.7)	(24.5)	(136.0)	(94.5)
Net Additions to PP&E	(1.2)	0.0	(5.2)	(0.2)
Free Cash Flow*	(39.9)	(24.5)	(141.2)	(94.7)
Net Cash Provided by Financing Activities**	65.2	14.2	203.0	24.9
			2024	2023
BALANCE SHEET				
Other Assets			14.9	4.2
Total Payables			55.3	40.6
Cash, Cash Equivalents, Fin. Investments and Rel. Party Loan Receivable (Beg. of period)			241.1	310.6
Cash, Cash Equivalents, Fin. Investments and Rel. Party Loan Receivable (End of period)			303.4	241.1
Total Debt			132.0	25.8
Total liquidity including BNDES Standby Facility			428.6	316.3

Notes

* Free Cash Flow is a non-GAAP measure and includes Net Cash Used in Operating Activities, Net Additions to PP&E

** Total Liquidity is a non-GAAP measure and includes Cash, Cash Equivalents,Financial Investments, Related Party Loan Receivable and undrawn BNDES standby facility

Upcoming milestones

During 2024, Eve focused on advancing our eVTOL development program with the conclusion of the assembly of our full-scale prototype that will be used to validate the performance characteristics of our aircraft in a flight-test campaign that is expected to start in mid-2025. Additionally, we secured new TechCare Solutions and Vector contracts, which improve our revenue visibility as we enter into service.

With funding secured through 2026, Eve will continue to accelerate program development with ambitious targets for 2025 and 2026:

- ## Full-Scale Prototype First Flight and Start of Flight Tests

Following the conclusion of the assembly of our first full-scale prototype, Eve is now running an extensive battery of ground tests on different components of the aircraft. These include the pusher motors – that were recently turned on to validate thrust, vibration, energy consumption, sound emission, among other metrics, and the tests on the dedicated link between the RPS (Remote Pilot Station) and the aircraft. Separately, we are performing tests on the lifter motors and concluding the integration amongst the many systems of the prototype. Our engineers have run high and low-voltage systems tests, ventilation systems and validated avionics and flight control integration.

We plan to initiate the flight-test campaign by mid-year 2025. The plan is to initiate with tethered hover flights and increase height and power gradually. We plan to then perform partial transition (i.e. pusher engaged for horizontal flights, with lifters still engaged to maintain full vertical control). Finally, the flight tests will evolve to full transition, in which only the pusher motors will be turned on. At this stage, the lifters will be turned off and lift will be provided entirely by the airflow around the wings, as in a typical airplane. This will complete the entire cycle of the expected missions of our eVTOL.



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• Alignment of Detailed Certification Plan with ANAC and FAA On November 1, 2024, Brazil’s Civil Aviation Authority (ANAC) published the Basis of Certification for Eve’s eVTOL in the country. This is a major milestone for the eVTOL industry and will allow Eve to progress towards ANAC type certification (TC) and seek validation with the FAA (Federal Aviation Administration). ANAC’s Basis of Certification establishes the first set of airworthiness criteria for eVTOLs in Brazil and follows Eve’s application for TC in 2022. It is a standard process for developing a new certification basis and an important milestone in the project. Following the definition of the airworthiness criteria, Eve will focus on defining with ANAC the Means of Compliance – these are specific tests, analyses and simulations that need to be successfully performed for TC to be granted. These tests are performed to prove the aircraft design, and that construction meets the safety standards laid out in the Basis of Certification. On October 22, 2024, the FAA issued the Special Federal Aviation Regulation (SFAR) that details the final rules for Advanced Air Mobility (AAM) and covers eVTOL. In general, the new FAA SFAR has been well received by the US Urban Air Mobility market, as it simplifies pilot training process and allows single control eVTOLs, among other advances. Once TC is granted, Eve plans to seek validation by other authorities. The company formalized the validation with the FAA in 2023, which enables Eve to actively work with the FAA during the certification process with ANAC, pursuing the concurrent issuance of each authority’s TC. Lastly, we recently met with JCAB’s Airworthiness Standards and International Affairs Office and Advanced Air Mobility Planning Office (Japan Civil Aviation Bureau) as a first step to discuss Japan’s certification process as well as Eve’s own development process. JCAB has released a policy of special conditions application for eVTOL, which outlines conditions to be considered in the airworthiness inspection. As mentioned previously, Eve will initially seek certification in Brazil and United States (ANAC and FAA, respectively), and in subsequent geographies, on as needed basis. • Initial Production of Certification Prototype In addition to the full-scale engineering prototype rolled out last July, Eve plans to deploy five prototypes for its certification campaign, with an option for a sixth test aircraft deployed if needed. And while each prototype will have a specific intended goal and distinct role in the campaign, they all serve a common goal – to prove the safety and reliability of Eve’s eVTOL design for commercial operations. We plan to initiate the production of the first certification compliant prototype in 2025. Importantly, these aircraft will be piloted and have the systems/sub-systems and redundancies that will be present in the commercial aircraft. For instance, they will be fitted with passenger and pilot seats, the batteries placed between the passenger seats and the cargo area. This configuration will ensure that the prototypes have the same dimensions and physical characteristics – including weight and center of gravity of the commercial aircraft, to ensure high fidelity in the certification campaign vis-à-vis the expected performance of the commercial aircraft at EiS. These will be extensively tested and used to accumulate hours towards our certification campaign. In contrast, our full-scale prototype will be controlled remotely – in the remote station and therefore does not have seats for either pilot or passengers. With that, its electronics and battery packs have been placed in the middle of the fuselage – where the passenger would normally be placed, so the center of gravity is not representative of the commercial aircraft. As a reminder, this prototype has several removable carbon-fiber panels that can be easily detached to facilitate access to the many components and maintenance. While we should initiate the test flights on our full-scale prototype in mid-2025, this campaign will not count towards our certification. The full-scale engineering prototype will be used to validate the performance characteristics of the many tests we have performed over the years – either by utilizing individual rigs or in or Computational Fluid Dynamics (CFD) to estimate lift, aerodynamic drag, sound emission, energy consumption, etc. or in different rigs or wind tunnels. • Preparation of eVTOL Manufacturing and Testing Facilities Earlier in 2023, we selected a former Embraer site in the city of Taubaté, São Paulo – Brazil, to house our first production site. The plan is to invest in a total capacity of 480 units / year on a modular basis to maximize the efficiency of our capital deployed, and we intend to start preparing the facility to accommodate our initial production efforts in 2025.

This will require specialized tooling and equipment, some civil construction and upgrade of facilities to accommodate aircraft and equipment tests. For instance, we will build helipads to test the aircraft after assembly and calibrate the avionics, given that site does not have any such infrastructure. With funding secured for the industrialization project – we have already secured new BNDES credit lines for the necessary investments; we plan to initiate the preparation of the Taubaté site this year. We estimate the customizations will require between $80 and $90 million, and by leveraging one of Embraer’s sites in Brazil – rather than having to invest in a greenfield project, we believe we will be able to implement our industrialization strategy quicker and cheaper. • Total Cash Consumption Between $200 and $250 Million With intensifying program development efforts, continued supplier selection, assembly of our prototypes, and necessary investments in the production site, Eve expects total cash consumption between $200 million and $250 million in 2025. This compares to $141.2 million consumed in the program in 2024 and $94.7 million in 2023. The additional program activities will require an increase in the number of engineering hours – via our Master Service Agreement with Embraer, and the acquisition of raw materials and parts/components for our certification-conforming prototypes. Additionally, we will increase engagement with selected suppliers and receive equipment during the year – which will trigger additional cash consumption in the coming months, as we initiate the flight tests of our full-scale prototype. Lastly, cash consumption in 2025 will also reflect the initial stages of necessary investments to prepare the Taubaté Facility for our needs. While we continue to expect sequentially higher investments and expenses in the quarters ahead due to intensifying engineering engagement as well as potential supplier payments, we are confident that our current liquidity is sufficient to fund our operations, design and certification efforts through 2026. Program Development Following the roll-out of our full-scale prototype in early July, our engineering team continues to advance with the development of our eVTOL. Since then, we have installed the batteries and initiated a series of tests to ensure that all the many systems are properly integrated amongst each other for a seamless flight campaign. These include – among others, Flight Test Instrument (FTI) integration to validate proper system conformity as well as the dedicated radio link between the Command & Control truck and the Prototype.

Importantly, our prototype was designed and built with multiple custom-made carbon-fiber panels. The “skin” was designed to be easily maintained with removable panels to facilitate access to internal components. Engineers have easy access to the battery pack, flight computers and all other flight-critical electric and electronic systems, downloading of telemetry, repairs and any maintenance that might be required. We have performed Antenna Signal Tests to complete the integration of the Command & Control truck to the aircraft. The truck will house the pilot and the team of engineers who will measure and monitor several operating metrics during the flights. The truck is designed to track the eVTOL during its test flights and is equipped with several telemetry sensors and cameras strategically placed throughout the eVTOL fuselage to provide real-time flight performance data, visuals and diagnostics. The goal is to guarantee that all systems are working seamlessly amongst each other and zero signal latency and interruptions. This will guarantee optimal vehicular control, high fidelity in data analysis and performance for continued aircraft development in testing phase. Our engineers have also performed a successful containment of thermal runaway event that could lead to increases in battery temperature and consequently destabilization and degradation of the battery, and ultimately its failure. There are multiple ways to prevent thermal events (cell isolation, control of charging/discharging on a cell-by-cell basis) – all of which are part of our aircraft design, but it must also be able to successfully contain a thermal event to assure flight safety. Also, we have run additional wind tunnel tests on a sub-scale model. The latest tests were performed with the rotors turned on to further refine and validate the aerodynamic characteristics of our eVTOL under different phases of the flight. More specifically, the tests were used to gauge the aerodynamic pressures exerted on the aircraft wing and empennage while simulating horizontal flight with the rotors producing vertical lift. And while we continue to run tests on the lifter motors – on dynamometers to test for total thrust and torque and other performance metrics, we have recently turned the pusher motors on for the first time. This was done after having installed them in the aft section of the aircraft to assess proper installation and working of all the systems that power them. Click here to watch the video.

Continued Engagement with Certification Authorities


ANAC

In February 2025, our Head of Airworthiness and Regulatory Affairs, and VP of Engineering & Technology, met with ANAC's Board of Directors in Brasília.

The meeting aimed to discuss updates on the certification process carried out in partnership with ANAC's technical team. This exchange strengthens our relationship with the certifying agency, reinforces Eve's commitment to safety and underscores its collaboration with regulatory bodies.

In December, Brandon Roberts, Executive Director for the Federal Aviation Administration (FAA) Office of Rulemaking, visited our Sao Jose dos Campos facilities.

The visit was an opportunity to exchange insights on rulemaking practices and discuss the future of aviation regulation. Building strong relationships with regulatory bodies like the FAA is essential as we advance toward safe, efficient, and sustainable urban air mobility solutions.

We look forward to continuing these conversations and fostering collaborations that will shape the next chapter in aviation.




JCAB

Our engineering team recently visited Japan to strengthen collaboration with the (JCAB), a regulatory authority in the Asia-Pacific region.

Our VP of Engineering & Technology, Head of Electric Propulsion and Business Development Director for Northeast Asia, met with JCAB's Airworthiness Standards and International Affairs Office and the Advanced Air Mobility (AAM) Planning Office.

The discussions in partnership with ANAC focused on regulatory updates, our aircraft development progress, and the certification process. This exchange reinforces our relationship with JCAB and underscores our commitment to global regulatory collaboration.

As a participating member of JCAB's Public-Private Committee (PPC) for Advanced Air Mobility, Eve contributes to shaping the future of urban air mobility in Japan, including supporting the development of the Concept of Operations (CONOPs) for AAM.

Eve, OHI and Revo collaborated to develop Advanced Air Mobility Ecosystem in Brazil and successfully conclude first simulation of Air Traffic Management

On November 4, 2024, Eve, Revo, an Advanced Air Mobility (AAM) platform in Brazil, and its parent company, Omni Helicopters International Group (OHI), announced the conclusion of an urban air traffic simulation in São Paulo as part of a strategic partnership to develop the AAM ecosystem in the city.

The simulation, which utilized Revo's helicopters and Vector, Eve's Urban Air Traffic Management (Urban ATM) software solution, took place at Revo's operations control center in São Paulo. In shadowing Revo's helicopter operations, Vector simulated the management and tracking of eVTOL operations in an urban environment applying the services necessary to respond to various scenarios, including delay on departure and to destination, airspace/weather constraints, in-flight deviation to alternate landing locations, among others, which were all

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airspace/weather constraints, in-flight deviation to alternate landing locations, among others, which were all tested on the week commencing October 21, 2024. The simulation focused on validating new traffic management services necessary for eVTOLs to conduct safe and reliable operations at entry into services and in high utilization use cases at scale. Eve and Revo have also been partnering to encourage critical AAM stakeholder collaboration to develop best-in-class eVTOL operations practices, air management protocols, and ground handling. Renowned for having the world’s largest number of helicopter operations, São Paulo presents a significant opportunity for eVTOLs to revolutionize transportation in one of the world’s largest and traffic-congested cities. The simulation and development of the AAM ecosystem in Sao Paulo are in addition to Revo’s pre-order of up to 50 of Eve’s eVTOL, access to Eve TechCare, Eve’s all-in-one service portfolio for eVTOLs, and Vector. Latest Highlights Eve Announces Additional US$35 Million from BNDES Line to Support eVTOL Development in 2025 On December 2, 2024, Eve announced a US$35 million* fund from Brazil’s National Development Bank (BNDES), further solidifying its financial position for continued eVTOL development. This second-phase funding follows a US$92.5 million line of credit secured in 2022 for R&D and a recent US$50 million investment from Citibank, both dedicated to supporting Eve’s eVTOL development program. This second-phase investment from BNDES, sourced from the Climate Fund, will be allocated to manufacturing Eve’s conforming prototypes and, subsequently, the commercial vehicle. The fund will also be used for testing processes. BNDES has been a key partner of the company’s vision for Advanced Air Mobility (AAM).

Eve Air Mobility and Helicopters Inc. Sign Letter of Intent for up to 50 eVTOLs, Service Support and Urban ATM Software

On December 4, 2024, Eve signed a letter of intent with Helicopters Inc., a leading vertical lift and helicopter operator in the United States, for up to 50 electric vertical takeoff and landing (eVTOL) aircraft. The order for aircraft, service support and Vector, Eve's urban air traffic management (ATM) software, was announced during the Revolution Aero Advanced Air Mobility (AAM) conference where Eve was participating in the event discussing how to support and scale the future of air mobility.

Eve's relationship with Helicopters Inc. dates back to a simulation the two companies worked on together in Chicago, IL. in 2022. Eve, in a partnership with Blade, Inc. and Helicopters Inc., used a helicopter that was operated by Helicopters Inc. to replicate future eVTOL operations. The companies teamed to transport passengers from the Vertiport Chicago facility to two helistops located northwest and southwest of Chicago. The first route connected Vertiport Chicago to Schaumburg Municipal Helistop, and the second route connected Vertiport Chicago to Tinley Park Helistop.

Eve and Helicopters Inc. will further work together in refining potential launch cities in target markets, aircraft maintenance and servicing requirements, and along with ecosystem partners, analyzing the additional infrastructure requirements needed to support safe and efficient operations. Target use cases could feature airport shuttle and point-to-point connections across the United States.

As part of the new agreement, Helicopters, Inc. will also have access to Eve TechCare, a pioneer all-in-one suite of solutions designed to streamline eVTOL operations by providing the industry's most comprehensive services, expert customer support, and cutting-edge operational solutions. The agreement also includes Vector, an agnostic software solution designed to efficiently navigate current and future advanced air mobility operations.


HELI

Eve Air Mobility and Signature Aviation Partner to Research Ecosystem Requirements and Services for Advanced Air Mobility Ground Operations

On December 11, 2024, Eve and Signature Aviation, the world's largest network of private aviation terminals, signed a Memorandum of Understanding (MoU) to research ecosystem requirements as well as the ground services necessary for safe, efficient and scalable Advanced Air Mobility (AAM) ground operations.

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The agreement brings together two seasoned, major players in the global aerospace industry: Eve Air Mobility’s expertise as an eVTOL manufacturer and Signature Aviation’s global network of private aviation terminals. As part of the MoU, the two companies will also explore potential future commercial partnerships. In addition to the MoU, the two companies have signed a Letter of Intent (LOI) for Vector, Eve’s urban air traffic management software. Vector is an agnostic software solution designed to safely address the unique air traffic and network management challenges of current and future AAM operations. Vector will support reliable, efficient and scalable fleet and vertiport operations, enabling operators to adapt as the industry grows. The company is advancing towards an operational version of the software which customers can now test and trial to help progress the market. Eve Air Mobility and JetSetGo to Explore Urban ATM Implementation in India On January 21, 2025, Eve and JetSetGo, a private aircraft charter and fractional ownership company, headquartered in New Delhi, India, have entered into an agreement to explore and advance the use of Vector, Eve’s cutting-edge agnostic Urban ATM (air traffic management) software solution in India. The announcement, which was made during the Bharat Mobility AAM Conference today, makes JetSetGo Eve’s 14th Vector customer and its second customer in India, as interest in the Eve’s Vector agnostic urban air traffic management software solution continues to grow globally. As part of the agreement, the two companies will collaborate in a number of different ways including promoting Urban Air Mobility in India as JetSetGo explores new opportunities in urban air mobility. Unlocking the potential of this new form of transportation includes preparing the air space for travel alongside the production and certification of the actual electric vertical takeoff and landing (eVTOL) aircraft. Eve’s Urban ATM software solution is a key enabler to the efficient implementation and scalability of urban air mobility (UAM) by providing services for air navigation service providers, urban authorities, fleet operators, vertiport operators, and other UAM stakeholders. The solution includes UAM flight coordination, vertiport automation airside support, airspace flow management and conformance management.

Eve collaborates with VertiMob and PRS Aeroportos in ANAC's regulatory sandbox

On February 4, 2025, Eve announced its collaboration with PRS Aeroportos – participating as a consortium between Pax Aeroportos SA, concessionaire of Campo de Marte Airport, and UrbanV SpA, vertiport operator – and VertiMob Infrastructure Ltda in the regulatory sandbox for vertiports, organized by the National Civil Aviation Agency of Brazil (ANAC). This initiative marks a pivotal step towards establishing operational regulations for electric vertical take-off and landing (eVTOL) aircraft.

The sandbox project, set to run for 24 months, provides an environment for the companies to develop innovative solutions for vertiports. Areas of focus encompass key regulations including physical infrastructure capacity, fire-fighting systems, aircraft noise requirements, and access control measures. The collaboration will also address aircraft landing and take-off layouts, final approach and departure trajectories, and maintenance and support facilities.

In this collaboration, Eve will apply its expertise as an eVTOL manufacturer to enhance aircraft characteristics and performance requirements. Eve will share insights on best practices for operations using its broad experience in aerospace technology, including pre-flight checks and standard procedures. Additionally, Eve is actively working to evolve advanced air mobility (AAM) market dynamics, which will shape the range of services offered at vertiports to meet future needs.

Eve has conducted Concept of Operations (CONOPs) studies in various global cities, including Rio de Janeiro, Chicago, and London. These CONOPs outline the vision, key considerations, operational needs for eVTOLs, and user journeys, as well as services and support. Eve's proposal convenes all stakeholders for comprehensive feedback to structure and deliver the best solutions for the industry.



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CityMall
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Backlog, Order Pipeline

eVTOL Orders

Currently, Eve's order pipeline totals approximately 2.8K units, with a total non-binding backlog value of approximately $14 billion. This value is based on a list price methodology that is a common practice in the aviation industry and incorporates internal and external factors to define a standard price. Eve will not disclose specific deal prices and will use the list price as a reference for future transaction values. Our initial order pipeline is based on non-binding LOIs and is therefore subject to change, consistent with customary aviation practices.



Total orders by region
until March 2025
Undisclosed 2%
Middle East 3%
Oceania 5%
Asia 9%
North America 47%
South America 18%

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Eve's current client base is comprised of 28 customers, with no client representing more than 14% of the total order book, including options. The order book is further diversified by the industries in which these customers operate, with fixed wing operators representing 40%, helicopter operators 27%, lessors 17% and ride-sharing platforms 11%.

Lastly, Eve has received LOIs from clients in 9 different countries spread over five continents around the globe. The Americas is home to close to two thirds of Eve's backlog (North America is 47% and South America 18%), while Europe represents 16% of the LOIs, and Asia 9%.

TechCare

Eve is replicating elements of Embraer's proven business model, namely the design, manufacturing, and sale of aircraft. In addition, Eve will also provide Services & Support on an agnostic basis worldwide. With that, Eve is uniquely positioned to serve its customers by leveraging Embraer's global presence with local support and has secured non-binding contracts for services solutions across the world with 14 customers. Combined, these customers have placed Letters of Intent (LOI) for approximately 1.1k of our eVTOLs, or 41% of our order book.

These contracts include MRO, training, battery services, data integration and spare parts solutions, as well as component repair. These functions will be enhanced by a Memorandum of Understanding (MOU) signed with DHL Supply Chain to optimize supply chain to service centers. The MOU will also focus on batteries and the specific requirements for transporting, storing, and disposing of those devices.

These non-binding services contracts are expected to bring potential revenues of $1.6 billion during the first few years of vehicle operation, and because of our agnostic approach to the maintenance business, Services & Support revenues could precede the first delivery of our eVTOL.

Lastly, and in addition to eVTOL sales and Services & Support solutions, Eve is also engaged in developing Vector and has signed LOIs from 21 customers globally.

Eve's eVTOL concept and design

Rather than relying on traditional combustion engines, eVTOL aircraft are designed to use electric motors, providing an alternative means of transportation in urban markets that does not produce carbon emissions. Eve's design uses a conventional fixed wing and empennage, rotors and a pusher, giving it a practical and intuitive lift-plus-cruise design, which favors safety, efficiency, reliability and certifiability, while being environmentally friendly.

With an expected range of 60 miles (approximately 100 kilometers), Eve's aircraft have the potential to not only offer a sustainable and affordable commute but also reduce sound levels compared to current conventional helicopters.

Its human-centered design ensures the comfort of passengers, the pilot and the community by minimizing sound. The all-electric aircraft features dedicated rotors for vertical flight and a fixed wing to fly in cruise, with no components required to change position during flight. It will be piloted at launch but evolve towards uncrewed operations in the future.


TechCare
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Financial Performance Income Statement (Unaudited, US dollars,’000s, except where noted) Balance Sheet (Unaudited, US dollars,’000s, except where noted)

Cash Flow Statement (Unaudited, US dollars,’000s, except where noted) Webcast Details Management will discuss the results on a conference call on Tuesday, March 11, 2025, at 8:00 AM (Eastern Time). The webcast will be publicly available in the Upcoming Events section of the company website: www.eveairmobility.com To listen by phone, please dial 1-844-481-2554 or 1-412-317-0558. A replay of the call will be available until March 25, 2025, by dialing 1-844-512-2921 or 1-412-317-6671 and entering passcode 10196708. Webcast access here

Upcoming Events Eve senior management is scheduled to attend the following investor events: 2025 Cantor Fitzgerald Global Technology Conference – New York (March 11) J.P. Morgan 2025 Industrials Conference – New York (March 12) Itaú BBA 18th LatAm CEO Conference – New York (May 14) Jefferies 3rd Annual eVTOL / AAM Summit – Virtual (May 20) 2025 Wolfe Research Global Transportation & Industrials Conference – New York (May 20-22) Non-GAAP Financial Measures (Unaudited) Management uses both generally accepted accounting principles (GAAP) and non-GAAP financial measures to assess the financial condition of the Company. Management believes certain non-GAAP measures described below provide investors with additional insight into the Company’s ongoing business performance and financial condition. These non-GAAP measures should not be considered in isolation or as a substitute for the related GAAP measures, and other companies may define such measures differently. Investors are encouraged to review the Company's financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. Free Cash Flow is a non-GAAP measure and is used to review and measure the Company's capital resources against the substantial cash requirements for operations, which can be useful for an investor to assess the Company's liquidity position or needs. Its most comparable GAAP measure is Net Cash used by operating activities. Free Cash Flow is calculated as net cash used by operating activities reduced by expenditures for PP&E, as provided in the “Key Financial Indicators” table on page 1. Management also uses a non-GAAP measure called "total liquidity" to track the Company’s access to capital resources. Total liquidity is defined and measured as the sum of cash and cash equivalents, financial investments, related party loan receivable, and available debt. Cash equivalents include deposits in bank deposit certificates issued by financial institutions in Brazil that are immediately available for redemption and fixed term deposits in US Dollars with original maturities of 90 days or less. Financial investments include debt securities with maturities greater than 90 days but less than 365 days. The remaining borrowing availability from the BNDES loans is fully committed to the Company. The following table reconciles total liquidity used by management: Total Liquidity (Unaudited, US dollars, millions) Cash Flow (Unaudited, US dollars, millions)

About Eve Holding, Inc. Eve is dedicated to accelerating the Urban Air Mobility ecosystem. Benefitting from a start-up mindset, backed by Embraer S.A.’s more than 50-year history of aerospace expertise, and with a singular focus, Eve is taking a holistic approach to progressing the UAM ecosystem, with an advanced eVTOL project, comprehensive global services and support network and a unique air traffic management solution. Since May 10, 2022, Eve has been listed on the New York Stock Exchange, where its shares of common stock and public warrants trade under the tickers “EVEX” and “EVEXW”. The information on, or accessible through, any website referenced herein is not incorporated by reference into, and is not a part of, this release. Forward Looking Statements Certain statements contained in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue,” “seek,” “target,” “guidance,” “outlook,” “if current trends continue,” “optimistic,” “forecast” and other similar words or expressions. All statements, other than statements of historical facts, are forward-looking statements, including, but not limited to, statements about the company’s plans, objectives, expectations, outlooks, projections, intentions, estimates, and other statements of future events or conditions, including with respect to all companies or entities named within. These forward-looking statements are based on the company’s current objectives, beliefs and expectations, and they are subject to significant risks and uncertainties that may cause actual results and financial position and timing of certain events to differ materially from the information in the forward-looking statements. These risks and uncertainties include, but are not limited to, those set forth herein as well as in Part I, Item 1A. Risk Factors and Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations of the company’s most recent Annual Report on Form 10-K, Part I, Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and Part II, Item 1A. Risk Factors of the company’s most recent Quarterly Report on Form 10-Q, and other risks and uncertainties listed from time to time in the company’s other filings with the Securities and Exchange Commission. Additionally, there may be other factors of which the company is not currently aware of that may affect matters discussed in the forward-looking statements and may also cause actual results to differ materially from those discussed. The company does not assume any obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements, other than as required by law. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statement. Investor Relations: Lucio Aldworth Caio Pinez investors@eveairmobility.com https://ir.eveairmobility.com/ Media: media@eveairmobility.com